Exhibit 99.1

CONTACTS:

Tim Perrott	Danny Jovic
Investor Relations	Media Relations
561-438-4629	561-438-1594
Tim.Perrott@officedepot.com	Danny.Jovic@officedepot.com

The ODP Corporation Details Path to Unlocking Earnings Potential with Newly Realigned Business Units, Announces 2025 Financial Targets

Commitment to Drive Shareholder Value Includes $1 Billion Share Repurchase Plan Through 2025

Provides Long-Term Targets with Stable Revenue, Margin Expansion, and a Plan to Significantly Increase EPS by 2025

Realigned Structure Creates Solid Foundation for Steady Growth and Greater Transparency on the Value and Performance of Each Business Unit: ODP Business Solutions, Office Depot, Veyer, and Varis

Boca Raton, Fla., November 2, 2022 – The ODP Corporation (NASDAQ:ODP), a leading provider of products and services through an integrated business-to-business (B2B) distribution platform and omnichannel presence, today is hosting a virtual investor meeting: Unlocking Our Potential, to highlight its newly realigned business unit structure and capital allocation plan, outline its strategy to unlock the power of its assets, and showcase its path to drive sustained value for shareholders.

“Over the past two years, we’ve worked to complete our transformation into four distinct, synergistic business units that positions us to better meet customers’ needs, drive a more stable foundation to pursue growth, and expand our margins,” said Gerry Smith, chief executive officer of The ODP Corporation. “This realigned framework builds on our track record of delivering strong operating results and generating consistent free cash flow, even in times of challenging market conditions.”

Smith continued, “Our efforts have led us to where we are today: a much stronger company with a strong balance sheet, a low-cost business model, and a newly realigned operating foundation designed to improve our ability to pursue profitable growth opportunities and more fully reflect the power of our businesses. As a key component of our commitment to returning value to shareholders, we announced a $1 billion share repurchase plan through 2025.”

The ODP Corporation’s third quarter 2022 earnings presentation and virtual investor day event, including live Q&A, will take place beginning at 9 a.m. ET today. This event can be accessed at https://odpinvestorday.com.

Financial Outlook Through 2025(1)

On a consolidated basis, the realigned operating structure is forecasted to result in steady revenue growth, while increasing Adjusted EBITDA and significantly increasing Adjusted EPS – representing a meaningful financial transformation.

Specifically, over the next three years, the Company is forecasting:

•	Revenue: Revenue increasing from approximately $8.45-8.60 billion in 2022 to $8.5-8.7 billion in 2025, representing a CAGR of approximately 1%.

•	Adjusted EBITDA Margin: Adjusted EBITDA Margin expansion by 2025 of 100 bps, greater than 6%.

•	Adjusted EPS: Adjusted earnings per share increasing from approximately $4.10-4.50 in 2022 to approximately $7.00-8.00 in 2025, representing a CAGR of approximately 15-25%.

ODP will highlight how the realigned four business unit structure enables the Company to prioritize high value opportunities across its operations and return capital to shareholders, while also providing greater transparency into the performance of each unit to allow investors to value them appropriately.

Smith concluded, “This adds up to a very compelling investor story. We will generate stable cash flows from our core operations, maximize the unique value of all our assets, and when combined with our commitment to returning capital to shareholders via our $1 billion authorization, lead to significant EPS growth. Today marks the start of the reimagined ODP, Unlocking Our Potential.”

(1) The Company’s outlook through 2025 included in this release includes non-GAAP measures, such as adjusted EBITDA and adjusted EPS. These measures exclude charges or credits not indicative of core operations, which may include but not be limited to merger integration expenses, restructuring charges, acquisition-related costs, executive transition costs, asset impairments and other significant items that currently cannot be predicted without unreasonable efforts. The exact amount of these charges or credits are not currently determinable but may be significant. Accordingly, the Company is unable to provide equivalent GAAP measures or reconciliations from GAAP to non-GAAP for these financial measures.

About The ODP Corporation

The ODP Corporation (NASDAQ:ODP) is a leading provider of products and services through an integrated business-to-business (B2B) distribution platform and omnichannel presence, which includes world-class supply chain and distribution operations, dedicated sales professionals, a B2B digital procurement solution, online presence and a network of Office Depot and OfficeMax retail stores. Through its operating companies Office Depot, LLC; ODP Business Solutions, LLC; Veyer, LLC; and Varis, LLC, The ODP Corporation empowers every business, professional, and consumer to achieve more every day. For more information, visit theodpcorp.com.

ODP and ODP Business Solutions are trademarks of ODP Business Solutions, LLC. Office Depot is a trademark of The Office Club, Inc. OfficeMax is a trademark of OMX, Inc. Veyer is a trademark of Veyer, LLC. Varis is a trademark of Varis, LLC. Grand&Toy is a trademark of Grand & Toy, LLC in Canada. Any other product or company names mentioned herein are the trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations, cash flow or financial condition, the potential impacts on our business due to the unknown severity and duration of the COVID-19 pandemic, or state other information relating to, among other things, the Company, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “expectations”, “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the Company’s control. There can be no assurances that the Company will realize these expectations or that these beliefs will prove correct, and therefore investors and stakeholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, highly competitive office products market and failure to differentiate the Company from other office supply resellers or respond to decline in general office supplies sales or to shifting consumer demands; competitive pressures on the Company’s sales and pricing; the risk that the Company is unable to transform the business into a service-driven, B2B platform that such a strategy will not result in the benefits anticipated; the risk that the Company will not be able to achieve the expected benefits of its strategic plans, including its strategic shift to maintain all of its businesses under common ownership; the risk that the Company may not be able to realize the anticipated benefits of acquisitions due to unforeseen liabilities, future capital expenditures, expenses, indebtedness and the unanticipated loss of key customers or the inability to achieve expected revenues, synergies, cost savings or financial performance; the risk that the Company is unable to successfully maintain a relevant omni-channel experience for its customers; the risk that the Company is unable to execute the Maximize B2B Restructuring Plan successfully or that such plan will not result in the benefits anticipated; failure to effectively manage the Company’s real estate portfolio; loss of business with government entities, purchasing consortiums, and sole- or limited- source distribution arrangements; failure to attract and retain qualified personnel, including employees in stores, service centers, distribution centers, field and corporate offices and executive management, and the inability to keep supply of skills and resources in balance with customer demand; failure to execute effective advertising efforts and maintain the Company’s reputation and brand at a high level; disruptions in computer systems, including delivery of technology services; breach of information technology systems affecting reputation, business partner and customer relationships and operations and resulting in high costs and lost revenue; unanticipated downturns in business relationships with customers or terms with the suppliers, third-party vendors and business partners; disruption of global sourcing activities, evolving foreign trade policy (including tariffs imposed on certain foreign made goods); exclusive Office Depot branded products are subject to additional product, supply chain and legal risks; product safety and quality concerns of manufacturers’ branded products and services and Office Depot private branded products; covenants in the credit facility; general disruption in the credit markets; incurrence of significant impairment charges; retained responsibility for liabilities of acquired companies; fluctuation in quarterly operating results due to seasonality of the Company’s business; changes in tax laws in jurisdictions where the Company operates; increases in wage and benefit costs and changes in labor regulations; changes in the regulatory environment, legal compliance risks and violations of the U.S. Foreign Corrupt Practices Act and other worldwide anti-bribery laws; volatility in the Company’s common stock price; changes in or the elimination of the payment of cash dividends on Company common stock; macroeconomic conditions such as future declines in business or consumer spending; increases in fuel and other commodity prices and the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; catastrophic events, including the impact of weather events on the Company’s business; the discouragement of lawsuits by shareholders against the Company and its directors and officers as a result of the exclusive forum selection of the Court of Chancery, the federal district court for the District of Delaware or other Delaware state courts by the Company as the sole and exclusive forum for such lawsuits; and the impact of the COVID-19 pandemic on the Company’s business, including on the demand for its and our customers’ products and services, on trade and transport restrictions and generally on our ability to effectively manage the impacts of the COVID-19 pandemic on our business operations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. The Company does not assume any obligation to update or revise any forward-looking statements.

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